Exhibit 99.1

s nap - interactive.com Ticker: STVI

Who is SNAP? STVI 75 2 6 Publicly traded company Developers in 4 tech centers * patents * Includes contractors 2 SNAP Interactive is building a decentralized , blockchain - based content delivery network for real - time multimedia, intending to power the next generation of social , messaging and live streaming applications, both third party and SNAP - owned billions of video and text communications sent $26M LTM revenue* 3 apps with > 100 MM users each since inception * As of last reported quarter: Sept 30, 2017

SNAP’s Blockchain Strategy Multimedia Content Delivery Ecosystem 3 Powering real - time delivery for rich media app developers Decentralization Core Benefits: • Scalability • Lower cost • Network security/anti - censorship • End - user privacy 3 Technology Layers APPS CDN SERVICES BLOCKCHAIN

SNAP’s Blockchain Strategy Multimedia Content Delivery Ecosystem 4 SDKs for app developers with realtime content delivery requirements: • Messaging • Social video Snap planning to launch a proprietary secure video messaging app: • Live streaming • Group collaboration APPS CDN SERVICES BLOCKCHAIN

SNAP’s Blockchain Strategy Multimedia Content Delivery Ecosystem 5 Multimedia Content Delivery Realtime video, voice, text, data Peer contributed bandwidth De - centralized network Benefits: • Scalability • L ower Cost • Network Security APPS CDN SERVICES BLOCKCHAIN

SNAP’s Blockchain Strategy Multimedia Content Delivery Ecosystem 6 Benefits: Scalability, lower cost, network security Built on NEM’s Catapult blockchain technology NEM has substantial adoption: #8 Crypto ($ 7 Bln) #2 Gainer in 2017 Lon Wong on SNAP Advisory Board Blockchain layer incorporates: • Identity (no PII) • Authentication • Token - based economy APPS CDN SERVICES BLOCKCHAIN

Why be a Public Company in Blockchain? 7 $76 trillion (estimated) of global public equity market investment sitting on the crypto sidelines Investors may invest in a public equity blockchain technology thesis without exposure to unfounded crypto valuation When crypto regulation comes, public companies are equipped to handle compliance Free trading crypto tokens require investor relations analogous to public equities Differentiation supports access to capital and talent

Ticker: STVI Thank You!